Exhibit 4.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4920 (775) 684 5708 Website: www.nvsos.gov	Filed in the office of	Document Number
	Ross Miller Secretary of state State of Nevada	20110575028-41

Filing Date and Time
08/01/2011 9:24 AM

Entity Number
C14805-2001

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955)	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:____________________________________________________________________________________________
FIMA, Inc.

2. By resolution of the board of directors pusuent to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designation, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The undersigned lawrence Twombly and Sahachaisere do hereby certify that:

1. They are the President and Secretary respectively of FIMA, Inc., a Nevada corporation (the “Corporation”).

2. The Corporation is authorized to issue 30,000,000 shares of preferred stock name of which has been previously issued.

3. The following resolutions were d duly adopted by the Board of Directors:

WHEREAS, the Articles of Incorporation (continued on additional shears specifically EXHIBIT A)

3. Effective date of filing; (optional)___________________________________________________________

(must not file later then 90 days after the certificate by filed)

4. Signature; (required)

Signatureof Officer

Filling Fee; $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must fie accompanied by appropriate fees	Nevada Secretary of state stock Designation revised: 03-05-08

EXHIBIT A

FIMA, INC.
CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

          The undersigned, Lawrence Twombly and Analyn Sahachaisere, do hereby certify that:

               1. They are the President and Secretary, respectively, of FIMA, INC., a Nevada corporation (the “Corporation”).

               2. The Corporation is authorized to issue 30,000,000 shares of preferred stock, none of which has been previously issued.

               3. The following resolutions were duly adopted by the Board of Directors:

          WHEREAS, the Articles of Incorporation of the Corporation, as amended, provides for a class of its authorized stock known as preferred stock, comprised of 30,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

          WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued aeries of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them;

          WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, to authorize this Certificate of Designation for the Series A Preferred Stock, the corporation has the authority to issue, as follows:

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock as follows:

TERMS OF SERIES A PREFFRRED STOCK

          Section1.Definitions, For the purposes hereof, the following terms shall have the following meanings:

               “Bankcrupty Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(b) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Jaw of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or toy Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its: debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

               “Commission” means the Securities and Exchange Commission.

               “Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

               “Common Stock Equivalents” means any securities of the Corporation Ot the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrantor other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

               “Conversion Date” shall have the meaning set forth in Section 6(a).

               “Conversion Ratio” shall have the meaning set forth in Section 6(a).

               “Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               “Holder” shall have the meaning given such term in Section 2hereof.

               “Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Preferred Stock.

               “Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

               “Person” means a corporation, an association, apartnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

               “Preferred Stock” shall have the meaning set forth, in Section 2.

               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               “Subsidiary” shall mean a corporation, limited liability company, partnership, joint venture or other business entity of which the Corporation owns beneficially or of record more than 19% of the equity interest.

               “Trading Day’’ means a day on which the Common Stock is traded on a Trading Market.

               “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

          Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation’s Series A Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be one share which shall not be subject to increase without the consent of all of the Holder of the Preferred Stock (the “Holder). Each share of Preferred Stock shall have a par value of $0.001 per share. Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

          Section 3. Dividends and Other Distributions. No dividends shall be payable with respect to the Preferred Stock. No dividends shall be payable with respect to the Common Stock while the Preferred Stock is outstanding. The Common Stock shall not be redeemed while the Preferred Stock is outstanding,

          Section 4. Voting Rights and Holder Approvals. The Preferred Stock shall not have voting rights until exercised and shall than have the voting rights of common stock only, Furthermore, so long as any shares of Preferred Stock are outstanding:

               a) The Corporation shall not, without the affirmative approval of the Holder of the shares of the Preferred Stock then outstanding, (A) alter or change adversely the powers,

preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (B) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Preferred Stock, or any of preferred stock possession greater voting rights or the right to convert at a more favorable price than the Preferred Stock, (C) amend its certificate or Articles of Incorporation or other charter documents in breach of any of the provisions hereof, (D) increase the authorized number of shares of Preferred Stock, or (E) enter into any agreement with respect to the foregoing.

          Section 5. Liquidation, Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holder shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to par value, (the “Liquidation Value”) before any distribution or payment shall be made to the Holder of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holder shall be distributed among the Holder ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 70 days prior to the payment date stated therein, to each record Holder.

          Section 6. Conversion.

               a) Conversions at Option of Holder. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, Shall be convertible into four times the number of shares of Common Stock issued and outstanding at that time, plus any additional preferred stock issued and outstanding at the time of voting, exclusive of Series A Preferred Stock (subject to the limitations as set forth in 6(b)). Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock, Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, Which date may not be (i) within ninety days of the execution of this Certificate of Designation or (ii) prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates ate received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Preferred Stock, on an as converted to Common Stock basis (calculated utilizing the Conversion Ratio), on the Conversion Date shall be equal to par value, If the initial Conversion Value is adjusted pursuant to Section 7 oras otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Preferred Stock shall be convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

               b) Reserved.

               c) Mechanics of Conversion.

                    (i) Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Holder prior to the Effective Date, a certificate or certificates with 144 restrictions representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock. After the Effective Date, the Corporation shall, upon request of me Holder, deliver any certificate or certificates required to-be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. if in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                    i. Obligation Absolute; Partial. Liquidated Damages. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action at inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, aninjunction from a court, on notice, restraining and or enjoining conversion of all or part of this Preferred Stock shall have been sought and obtained and shall remain in affect until the completion of arbirration litigation of the dispute and the Corporation shall pay any proceeds to such Holder to the extent it obtains judgment, In the absonoo of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(c)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, The Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered, Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                    ii . Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statemem is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

                    iii. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

                    iv. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction, of the Corporation that such tax has been paid.

          Section 7. Cartain Adjustments.

               a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of Stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or hold by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

               c) Notice to Holder.

                    i. Adjustment to Conversion Price. Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notiee setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment If the Corporation issues a variable rate security, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

Notice to Allow Conversion bv Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of anystockholders of the Corporation shall be required in connection with any reclassification of the

Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be mailed to the Holder at his last addresses as they shall appear upon the stock books of the Corporation, at least 70 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of suchdividend, distribution, redemption, rights Or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Any and all Conversion Shares issued or issuable upon conversion shall be entitled to share in such transaction notwithstanding the record date of such transaction so long as the Holder of the Preferred Stock elect to convert their shares of Preferred Stock into Conversion Shares prior to the expiration of such 70-day notice period.

                    ii.Exempt Issuance- Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.

          Section 8,Miscellaneous.

               a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address of record. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) me date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 pm. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

               b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at rhe time, place, and rate, and in the coin of currency, herein prescribed.

               c) Lost or Mutilated preferred Stock Certificate. if a Welder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

               d) Next business Day, Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall he made on the next succeeding Business Day.

               e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

          RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of” Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 11 day of July 2011.

/s/ Lawrence Twombly	/s/ Analyn Shachaisere

Name: Lawrence Twombly	Name: Analyn Sahachaisere
Title; President	Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES
OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares Of Preferred Stock Indicated below, into shares of common stock, par value $0.001 pa shaft (the “Common Stock”) of FIMA, INC., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a. person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. Mo fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

          Date to Effect Conversion:______________________________________

          Number of shares of Common Stock owned prior to Conversion:_______________

          Number of shares of Preferred Stock to be Converted: ________________

          Value of shares of Preferred Stock to be Converted:___________________

          Number of shares of Common Stock to be Issued: ___________________

          Certificate Number of Preferred Stock attached hereto:__________________________

          Number of Shares of Preferred Stock represented by attached certificate: ___________________

          Number of shares of Preferred Stock subsequent to Conversion: ___________________

By:

Name:

Title:

ANNEX B

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ______________________________, _______________shares of the preferred stock of FlMA, Inc.represented by certificate number____________inclusive, standing in the name of the undersigned on the books of the company.

The undersigned does hereby irrevocably constitute and appoint Nevada Agency and Transfer Company to transfer the said stock on the books of said company, with full power of substitution in the premises.

Dated this________________

By:

Name:

Title: